Exhibit 10.29
Execution
FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
     THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of November 1, 2007, among QUEST MIDSTREAM PARTNERS, L.P., a Delaware master limited partnership (the “MLP”) BLUESTEM PIPELINE, LLC, a Delaware limited liability company (“Bluestem”) the MLP and Bluestem collectively, the “Borrowers” and individually, a “Borrower”), the undersigned Guarantors (collectively, the “Guarantors”), and ROYAL BANK OF CANADA, as Administrative Agent and Collateral Agent for the Lenders parties to the hereinafter defined Credit Agreement (in such capacities, the “Administrative Agent” and “Collateral Agent,” respectively) and the undersigned Lenders.
     Reference is made to the Amended and Restated Credit Agreement dated as of November 1, 2007 among Borrowers, the Administrative Agent, the Collateral Agent and the Lenders parties thereto (as amended, the “Credit Agreement”). Unless otherwise defined in this Amendment, capitalized terms used herein shall have the meaning set forth in the Credit Agreement; all section, exhibit and schedule references herein are to sections, exhibits and schedules in the Credit Agreement; and all paragraph references herein are to paragraphs in this Amendment.
RECITALS
     A. The Borrowers have requested certain amendments to the Credit Agreement and the Lenders are willing, on the terms and conditions set forth herein to amend the Credit Agreement as hereinafter set forth.
     Accordingly, for adequate and sufficient consideration, the parties hereto agree, as follows:
     Paragraph 1. Amendments. Effective as of the First Amendment Effective Date, the Credit Agreement is amended as follows:
     1.1 Definitions. Section 1.01 of the Credit Agreement is amended as follows:
     (a) The following definitions are amended in their entirety to read as follows:
     Adjusted Consolidated EBITDA means, for the period of determination, the sum of (i) Consolidated EBITDA plus (ii) Material Project Consolidated EBITDA Adjustments plus (iii) the Distribution Equivalent Amount.”
     Required Lenders means, as of any date of determination, Lenders having more than 66+2/3% of the Aggregate Revolving Commitment or, if the revolving commitment of each Lender to make Revolving Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than 66+2/3% of the sum of the Outstanding Amount of all Revolving Loans and all L/C Obligations (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Lender for purposes of this definition); provided that the Revolving Commitment of, and the portion of the Outstanding Amount held or deemed held by, any Lender that has (a) failed to fund any portion of the
First Amendment to Quest
Midstream Amended and
Restated Credit Agreement

Revolving Loans or participations in L/C Obligations required to be funded by it under this Agreement within one Business Day of the date required to be funded by it under this Agreement, (b) has otherwise failed to pay over to Administrative Agent or any other Lender any other amount required to be paid by it under this Agreement within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding shall be excluded for purposes of making a determination of Required Lenders.”
     "Triggering Sale means receipt of any Insurance Payment and any Disposition (including sales of stock or other equity interests of Subsidiaries) (other than a Disposition permitted by Section 7.07(a) or (b)) by the MLP, Bluestem or any of their respective Subsidiaries to any other Person (other than to a Borrower or a Wholly-Owned Subsidiary of a Borrower) with respect to which the Net Cash Proceeds realized by any Company for such Disposition and from any Insurance Payments, when aggregated with the Net Cash Proceeds from all such other Dispositions by all Companies occurring since the Restatement Date and all Insurance Payments received by all Companies since the Restatement Date less any amounts that have been Reinvested, equals or exceeds the Threshold Amount. The portion of the Net Cash Proceeds in excess of the Threshold Amount is herein called the“Reduction Amount.”
     (b) The following paragraph is added to the end of the definition of Applicable Rate:
“In the event that any Compliance Certificate delivered hereunder is shown to be inaccurate (regardless of whether this Agreement or the Aggregate Revolving Commitment is in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Rate based upon the foregoing pricing grid (the “Accurate Applicable Rate”) for any period that such Compliance Certificate covered, then (i) the Borrowers shall immediately deliver to the Administrative Agent a Compliance Certificate for such period, (ii) the Applicable Rate shall be adjusted such that after giving effect to the corrected Compliance Certificate the Applicable Rate shall be reset to the Accurate Applicable Rate based upon the foregoing pricing grid for such period as set forth in the foregoing pricing grid and (iii) if the Accurate Applicable Rate is higher than the Applicable Rate based upon the foregoing pricing grid, the Borrowers shall immediately pay to the Administrative Agent, for the account of the Lenders, the accrued additional interest owing as a result of such Accurate Applicable Rate for such period.”
     (c) The following definitions are inserted alphabetically into Section 1.01 of the Credit
Agreement:
     “Agreement means this Amended and Restated Credit Agreement as amended by the First Amendment to Amended and Restated Credit Agreement.”
     “Commercial Operation Date means the date on which a Material Project is substantially complete and commercially operable.”
     “First Amendment Effective Date means the date the First Amendment to Amended and Restated Credit Agreement by its terms becomes effective among the parties thereto.”
     “First Amendment to Amended and Restated Credit Agreement means that certain First Amendment to Amended and Restated Credit Agreement dated as of November 1, 2007, among
First Amendment to Quest
Midstream Amended and
Restated Credit Agreement

the Borrowers, the Guarantors, Royal Bank of Canada, as Administrative Agent and Collateral Agent, and the Lenders.”
     “Material Project means the construction or expansion of any capital project of either Borrower or any of their respective consolidated Subsidiaries, the aggregate capital cost of which exceeds $20,000,000.”
     “Material Project Consolidated EBITDA Adjustment has the meaning specified in Section 7.15(e) .”
     1.2 Section 6.01. Section 6.01(a) is hereby amended by deleting the introductory clause thereof and substituting therefor the following:
     “Section 6.01 Financial Statements. Deliver to the Administrative Agent, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders (and the Administrative Agent shall deliver to the Lenders):”
     1.3 Section 6.12. Section 6.12 is hereby amended by deleting clause (vii) thereof and substituting therefor the following:
     “(vii) fund during any 12-month period Quarterly MLP Distributions to the extent permitted by Section 7.08(c) in an amount not to exceed the Maximum Funded Distribution Amount outstanding at any time, and”
     1.4 Section 6.15. Section 6.15 is hereby amended by deleting the word “the” after the word “cause” and before the word “each” in the first line thereof.
     1.5 Section 7.01. Section 7.01 of the Credit Agreement is amended by deleting the word “and” at the end of Section 7.01(t), deleting the period at the end of Section 7.01(u) and substituting therefor “and;” and adding a new Section 7.01(v) to read in its entirety as follows:
     “(v) a Lien arising solely by virtue of Bluestem cash collateralizing that certain $200,000 letter of credit No. NZS564785 issued for the account of Bluestem by Wells Fargo Bank, N.A. dated February 15, 2006 for the benefit of Victore Insurance Company; Borrowers agreeing that they will use reasonable efforts to induce Victore Insurance Company to accept a replacement Letter of Credit issued under this Agreement and thereby eliminate the requirement for Bluestem to cash collateralize such letter of credit and the Borrowers will advise the Administrative Agent every 30 days on the status of effecting such replacement until such letter of credit is replaced, terminated or expires.”
     1.6 Section 7.08. Section 7.08(c) of the Credit Agreement is amended in its entirety to read as follows:
     “(c) the MLP may declare, make or incur a liability to make Quarterly MLP Distributions of Available Cash as defined in the Partnership Agreement (MLP) to the extent such Quarterly MLP Distributions in any fiscal quarter do not exceed, in the aggregate, the Available Cash as defined in the Partnership Agreement (MLP) for the immediately preceding fiscal quarter and are made in accordance with the Partnership Agreement (MLP); provided, that at the time each such Quarterly MLP Distribution is made no Default or Event of Default exists or would result therefrom; and.”
First Amendment to Quest
Midstream Amended and
Restated Credit Agreement

     1.7 Section 7.08. Section 7.08 of the Credit Agreement is amended by adding at the end thereof a new subsection (d) to read in its entirety as follows:
     “(d) the MLP may declare, make or incur a liability to make Distribution Equivalent Amounts; provided, that at the time each such Distribution Equivalent Amount is made no Default or Event of Default exists or would result therefrom.”
     1.8 Section 7.15. Section 7.15(d)(i) of the Credit Agreement is amended to read in its entirety as follows:
     “(i) Consolidated EBITDA shall be calculated after giving effect, on a pro forma basis (in a manner reasonably acceptable to the Administrative Agent) for the four consecutive fiscal quarters most recently completed, to any Permitted Acquisition occurring during such period, as if such Permitted Acquisition occurred on the first day of such period.”
     1.9 Section 7.15. Section 7.15 of the Credit Agreement is amended by adding at the end thereof a new subsection (e) to read in its entirety as follows:
     “(e) Adjustments for Material Projects. For purposes of determining compliance with Sections 7.15(a), (b) and (c) in the event the Borrowers or any of their respective consolidated Subsidiaries undertakes a Material Project, a Material Project Consolidated EBITDA Adjustment may be made at Borrowers’ option. As used herein a “Material Project Consolidated EBITDA Adjustment” means, with respect to each Material Project:
     (i) prior to the Commercial Operation Date of a Material Project (but including the fiscal quarter in which such Commercial Operation Date occurs), a percentage (equal to the then-current completion percentage of such Material Project) of an amount to be approved by the Administrative Agent as the projected Consolidated EBITDA of such Borrower attributable to such Material Project for the first 12-month period following the scheduled Commercial Operation Date of such Material Project (such amount to be determined based on contracts relating to such Material Project, the creditworthiness of the other parties to such contracts, and projected revenues from such contracts, capital costs and expenses, scheduled Commercial Operation Date, and other factors reasonably deemed appropriate by the Administrative Agent), which may, at such Borrower’s option, be added to actual Consolidated EBITDA for such Borrower for the fiscal quarter in which construction of such Material Project commences and for each fiscal quarter thereafter until the Commercial Operation Date of such Material Project (including the fiscal quarter in which such Commercial Operation Date occurs, but net of any actual Consolidated EBITDA of such Borrower attributable to such Material Project following such Commercial Operation Date); provided that if the actual Commercial Operation Date does not occur by the scheduled Commercial Operation Date, then the foregoing amount shall be reduced, for quarters ending after the scheduled Commercial Operation Date to (but excluding) the first full quarter after its actual Commercial Operation Date, by the following percentage amounts depending on the period of delay (based on the period of actual delay or then-estimated delay, whichever is longer): (i) 90 days or less, 0%, (ii) longer than 90 days, but not more than 180 days, 25%, (iii) longer than 180 days but not more than 270 days, 50%, and (iv) longer than 270 days, 100%; and
First Amendment to Quest
Midstream Amended and
Restated Credit Agreement

     (ii) beginning with the first full fiscal quarter following the Commercial Operation Date of a Material Project and for the two immediately succeeding fiscal quarters, an amount to be approved by the Administrative Agent as the projected Consolidated EBITDA of such Borrower attributable to such Material Project (determined in the same manner as set forth in clause (i) above) for the balance of the four full fiscal quarter period following such Commercial Operation Date, which may, at such Borrower’s option, be added to actual Consolidated EBITDA for such Borrower for such fiscal quarters (but net of any actual Consolidated EBITDA of such Borrower attributable to such Material Project following such Commercial Operation Date).
     (iii) Notwithstanding the foregoing: (A) no such additions shall be allowed with respect to any Material Project unless: (y) not later than 30 days prior to the delivery of any Compliance Certificate required by the terms and provisions of Section 6.02(a) to the extent Material Project Consolidated EBITDA Adjustments will be made to Adjusted Consolidated EBITDA in determining compliance with this Section 7.15, the Borrowers shall have delivered to the Administrative Agent written pro forma projections of Consolidated EBITDA of the Borrower (or its consolidated Subsidiary) attributable to such Material Project, and (z) prior to the date such Compliance Certificate is required to be delivered, the Administrative Agent shall have approved (such approval not to be unreasonably withheld, conditioned or delayed) such projections and shall have received such other information and documentation as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent, and (B) the aggregate amount of all Material Project Consolidated EBITDA Adjustments during any period shall be limited to 10% of the total actual Consolidated EBITDA of the Borrowers and their consolidated Subsidiaries for such period (which total actual Consolidated EBITDA shall be determined without including any Material Project Consolidated EBITDA Adjustments).
     1.10 Exhibit C-Compliance Certificate. Exhibit C (Form of Compliance Certificate) to the Credit Agreement is hereby amended in its entirety by Supplemental Exhibit C attached as Supplemental Exhibit C to this Amendment. Any references in the Credit Agreement to Exhibit C shall be deemed to refer to Supplemental Exhibit C from and after the First Amendment Effective Date.
     Paragraph 2. Effective Date. This Amendment shall not become effective until the date (such date, the “First Amendment Effective Date”) the Administrative Agent receives all of the agreements, documents, certificates, instruments, and other items described below:
     (a) this Amendment, executed by the Borrowers, the Guarantors, and each other Lender;
     (b) fees and expenses required to be paid pursuant to Paragraph 5 of this Amendment, to the extent invoiced prior to the First Amendment Effective Date; and
     (c) such other assurances, certificates, documents and consents as the Administrative Agent may require.
     Paragraph 3. Acknowledgment and Ratification. As a material inducement to the Administrative Agent and the Lenders to execute and deliver this Amendment, the Borrowers and the Guarantors each (i) consent to the agreements in this Amendment, (ii) agree and acknowledge that the execution, delivery, and performance of this Amendment shall in no way release, diminish, impair, reduce, or otherwise affect the respective obligations of either Borrower or any Guarantor under the Loan
First Amendment to Quest
Midstream Amended and
Restated Credit Agreement

Documents to which it is a party, which Loan Documents shall remain in full force and effect, and all rights thereunder are hereby ratified and confirmed.
     Paragraph 4. Representations. As a material inducement to the Administrative Agent and the Lenders to execute and deliver this Amendment, the Borrowers and the Guarantors each represent and warrant to the Administrative Agent and the Lenders that as of the First Amendment Effective Date and as of the date of execution of this Amendment, (a) all representations and warranties in the Loan Documents are true and correct in all material respects as though made on the date hereof, except to the extent that any of them speak to a different specific date, and (b) no Default or Event of Default exists.
     Paragraph 5. Expenses, Funding Losses. The Borrowers shall pay on demand all reasonable costs, fees, and expenses paid or incurred by the Administrative Agent incident to this Amendment, including, without limitation, Attorney Costs in connection with the negotiation, preparation, delivery, and execution of this Amendment and any related documents, filing and recording costs, and the costs of title insurance endorsements, if any.
     Paragraph 6. Miscellaneous.
     (a) This Amendment is a “Loan Document” referred to in the Credit Agreement. The provisions relating to Loan Documents in Article X of the Credit Agreement are incorporated in this Amendment by reference. Unless stated otherwise (a) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (b) headings and captions may not be construed in interpreting provisions, (c) this Amendment must be construed, and its performance enforced, under New York law and applicable federal law, (d) if any part of this Amendment is for any reason found to be unenforceable, all other portions of it nevertheless remain enforceable, and (e) this Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document, and all of those counterparts must be construed together to constitute the same document.
     Paragraph 7. ENTIRE AGREEMENT. THIS AMENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES ABOUT THE SUBJECT MATTER OF THIS AMENDMENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
     Paragraph 8. Parties. This Amendment binds and inures to the benefit of the Borrowers, the Guarantors, the Administrative Agent, the Collateral Agent, the Lenders, and their respective successors and assigns.
     Paragraph 9. Further Assurances. The parties hereto each agree to execute from time to time such further documents as may be necessary to implement the terms of this Amendment.
     The parties hereto have executed this Amendment in multiple counterparts to be effective as of the First Amendment Effective Date.
Remainder of Page Intentionally Blank
Signature Pages to Follow.
First Amendment to Quest
Midstream Amended and
Restated Credit Agreement

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWERS: QUEST MIDSTREAM PARTNERS, L.P., a Delaware limited partnership, as a Borrower
By:	QUEST MIDSTREAM GP, LLC,
its General Partner

	By:	/s/ Jerry D. Cash
Jerry D. Cash
Chairman and Chief Executive Officer

BLUESTEM PIPELINE, LLC, a Delaware limited liability company, as a Borrower
	By:	QUEST MIDSTREAM PARTNERS, L.P.
its Sole Member

	By:	QUEST MIDSTREAM GP, LLC,
its General Partner

By:	/s/ Jerry D. Cash
Jerry D. Cash
Chairman and Chief Executive Officer

GUARANTORS: QUEST KANSAS GENERAL PARTNER, L.L.C., a Delaware limited liability company, as Guarantor
By:	Quest Midstream Partners, L.P.,
a Delaware limited partnership, its Sole Member

By:	Quest Midstream GP, LLC,
a Delaware limited liability company, its General Partner

By:	/s/ Jerry D. Cash
Jerry D. Cash
Chairman and Chief Executive Officer

Signature Page 1

QUEST KANSAS PIPELINE, L.L.C., a Delaware limited liability company, as Guarantor
By:	Quest Midstream Partners, L.P.,
a Delaware limited partnership, its Sole Member

	By:	Quest Midstream GP, LLC,
a Delaware limited liability company, its General Partner

By:	/s/ Jerry D. Cash
Jerry D. Cash
Chairman and Chief Executive Officer

Signature Page 2

QUEST PIPELINE (KPC), a Kansas general partnership, as Guarantor

By:	Quest Kansas General Partner, L.L.C., a Delaware limited liability company, a general partner

	By:	Quest Midstream Partners, L.P., a Delaware limited partnership, its Sole Member

		By:	Quest Midstream GP, LLC, a Delaware limited liability company, its General Partner

			By:	/s/ Jerry D. Cash

Jerry D. Cash
Chairman and Chief Executive Officer

By:	Quest Kansas Pipeline, L.L.C., a Delaware limited liability company, a general partner

	By:	Quest Midstream Partners, L.P., a Delaware limited partnership, its Sole Member

		By:	Quest Midstream GP, LLC, a Delaware limited liability company, its General Partner

			By:	/s/ Jerry D. Cash

Jerry D. Cash
Chairman and Chief Executive Officer
Signature Page 3

ADMINISTRATIVE AGENT: ROYAL BANK OF CANADA, as Administrative Agent and Collateral Agent
By:	/s/ Renuka Gnanaswaran
Name:	Renuka Gnanaswaran
Title:	Manager, Agency

L/C ISSUER AND LENDER: ROYAL BANK OF CANADA, as a Lender and L/C Issuer
By:	/s/ Jason S. York
Name:	Jason S. York
Title:	Authorized Signatory

Signature Page 4

SUPPLEMENTAL EXHIBIT C
EXHIBIT C
FORM OF COMPLIANCE CERTIFICATE
(Pursuant to Section 6.02 of the Agreement)
Financial Statement Date:                                         ,

To:	Royal Bank of Canada, as Administrative Agent
Ladies and Gentlemen:
     Reference is made to that certain Amended and Restated Credit Agreement, dated as of November 1, 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Quest Midstream Partners, L.P., a Delaware limited partnership (the “MLF”), Bluestem Pipeline, LLC, a Delaware limited liability company (“Bluestem”, collectively the MLP and Bluestem called the “Borrowers”), the Lenders from time to time party thereto, and Royal Bank of Canada, as Administrative Agent. Capitalized terms used herein but not defined herein shall have the meaning set forth in the Agreement.
     The undersigned Responsible Officers hereby certify as of the date hereof that they are the                                                                                  of the General Partner of the MLP, which is the sole member of Bluestem, and that, as such, they are authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the MLP and Bluestem, and that:
     [Use the following for fiscal year-end financial statements]
     Attached hereto as Schedule 1 are the year-end audited consolidated financial statements of the MLP and its Subsidiaries required by Section 6.01(a) of the Agreement for the fiscal year of the MLP ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section; and
     [Use the following for fiscal quarter-end financial statements]
     Attached hereto as Schedule 1 are, the unaudited consolidated financial statements of the MLP and its Subsidiaries required by Section 6.01(b) of the Agreement for the fiscal quarter of the MLP ended as of the above date and the portion of the MLP’s fiscal year then ended, together with a certificate of a Responsible Officer of the MLP stating that such financial statements fairly present in all material respects the financial condition, results of operations and cash flows of the MLP and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.
     [Use the following for both fiscal year-end and quarter-end financial statements]
     1. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.
Supplemental Schedule C Page 1

     2. A review of the activities of the MLP and Bluestem during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the MLP and Bluestem performed and observed all their respective Obligations under the Loan Documents, and no Default or Event of Default has occurred and is continuing except as follows (list of each such Default or Event of Default and include the information required by Section 6.03 of the Credit Agreement):
     3. The covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.
     IN WITNESS WHEREOF, the undersigned have executed this Certificate as of                                                             ,                     .

BLUESTEM PIPELINE, LLC,		QUEST MIDSTREAM PARTNERS, L.P.,
a Delaware limited liability company, as Borrower		a Delaware limited partnership, as Borrower

By	QUEST MIDSTREAM PARTNERS, L.P.,	By	QUEST MIDSTREAM GP, LLC, its
	its Sole Member		General Partner

By	QUEST MIDSTREAM GP, LLC, its	By:
	General Partner	Name:
Title

By:
Name:
Title:
Supplemental Schedule C Page 2

For the Quarter/Year ended
                                        (“Statement Date”)
SCHEDULE 2
to the Compliance Certificate
($ in 000’s)

I.	Section 7.15(a) — Interest Coverage Ratio.

A.	Adjusted Consolidated EBITDA for four consecutive fiscal quarters ending on the Statement Date (“Subject Period”) (see Credit Agreement definition of “Consolidated EBITDA” and “Adjusted Consolidated EBITDA”):		$

	1.	Consolidated EBITDA for Subject Period (prior to pro forma adjustments for Permitted Acquisitions pursuant to Section 7.15(d)) and Material Projects pursuant to Section 7.15(e):	$

	2.	Pro forma adjustments to EBITDA for Permitted Acquisitions during the Subject Period (Section 7.15(d)), giving effect to such Permitted Acquisitions on a pro forma basis for the Subject Period as if such Permitted Acquisitions occurred on the first day of the Subject Period:	$

	3.	Pro forma adjustments to EBITDA for Material Projects during the Subject Period (Section 7.15(e)) giving effect to the Material Project Consolidated EBITDA Adjustments for the Subject Period:	$

	4.	Consolidated EBITDA including pro forma adjustments for Permitted Acquisitions and Material Projects (Lines I.A.1 + I.A.2 + I.A.3):	$

	5.	Distribution Equivalent Amount for Subject Period	$

	6.	Adjusted Consolidated EBITDA (Lines I.A.4 + I.A.5)

B.		Consolidated Interest Charges for the Subject Period
	1.	Consolidated Interest Charges for the four consecutive fiscal quarters ending on the Statement Date:	$

	2.	Pro forma adjustment for Consolidated Interest Charges during the four consecutive fiscal quarters ending on the Statement Date (Section 7.15(d)):	$

	3.	Consolidated Interest Charges including pro forma adjustments for Permitted Acquisitions (Lines I.B.1 + I.B.2):	$

C.		Interest Coverage Ratio
Adjusted Consolidated EBITDA adjusted for Permitted Acquisitions and
	1.	Material Projects (Line I.A.6):	$

	2.	Consolidated Interest Charges adjusted for Permitted Acquisitions (Line I.B.3):	$

	3.	Imputed interest charges on Synthetic Lease Obligations of the MLP and its Subsidiaries for the Subject Period:	$

	4.	Interest Coverage Ratio: (Line I.C.1) divided by (Lines I.C.2 + I.C.3):	to 1.0

		Minimum required: 2.50 to 1.00 for any fiscal quarter-end prior to the earlier of (i) the completion of an MLP Equity Offering and (ii)	Yes/No
Supplemental Schedule C Page 3

September 30, 2008, increasing to 2.75 to 1.00 for each fiscal quarter-end thereafter occurring after the first to occur of (y) September 30, 2008 and (z) the first fiscal quarter-end following the completion of an MLP Equity Offering.

II.	Section 7.15(b)— Total Leverage Ratio.

A.		Cash Adjusted Consolidated Funded Debt
	1.	Consolidated Funded Debt on Statement Date (borrowed money Indebtedness, letter of credit reimbursement obligations, Capital Leases, Synthetic Leases, Guaranty Obligations)	$

	2.	Cash of MLP and its Subsidiaries deposited with Administrative Agent (or another approved financial institution) subject to control agreement or otherwise pledged	$

	3.	Line II.A.1 minus II.A.2	$

B.		Adjusted Consolidated EBITDA
	1.	Adjusted Consolidated EBITDA (including pro forma adjustments for Permitted Acquisitions and Material Projects) (Line I.A.6 above)	$

2.	Total Leverage Ratio: (Line II.A.3) divided by (Line II.B.1):
		Is the Total Leverage Ratio less than 5.00 to 1.0 decreasing to 4.50 to 1.00 for each fiscal quarter-end thereafter occurring after the first to occur of (y) September 30, 2008 and (z) the first fiscal quarter-end following the completion of an MLP Equity Offering; unless such quarter-end occurs during any Acquisition Adjustment Period, in which case the Total Leverage Ratio cannot be greater than 5.00 to 1.00; provided, if a Senior Debt Offering occurred after September 30, 2008, the Total Leverage Ratio as of any fiscal quarter-end cannot be greater than 5.00 to 1.00 unless if a Senior Debt Offering occurred after September 30, 2008 and	to 1.0
	3.	such quarter-end occurs during any Acquisition Adjustment Period, in which case the Total Leverage Ratio cannot be greater than 5.50 to 1.00.	Yes/No

III.	Section 7.15(c) — Senior Leverage Ratio (only applicable if Senior Debt Offering occurred after 9/30/08).

A.		Cash Adjusted Consolidated Senior Debt
	1.	Amount of Outstanding Obligations	$

	2.	Amount of all other secured Indebtedness	$

	3.	Outstanding amount of Obligations under Lender Hedging Agreements	$

	4.	Sum of Lines III.A.1 + III.A.2 + III.A.3	$

	5.	Cash of MLP and its Subsidiaries deposited with Administrative Agent (or another approved financial institution) subject to control agreement or otherwise pledged	$

	6.	Line III.A.4 minus III.A.5	$

B.		Adjusted Consolidated EBITDA
	1.	Adjusted Consolidated EBITDA (including pro forma adjustments for Permitted Acquisitions and Material Projects) (Line I.A.6 above)	$

	2.	Senior Leverage Ratio: (Line III.A.6) divided by (Line II.B.1):	to 1.0
	3.	Is the Senior Leverage Ratio less than 4.0 to 1.0?	Yes/No
	4.	Is an Acquisition Adjustment Period in effect on Statement Date?	Yes/No
	5.	If answer to Line III.B.4 is Yes, is the Senior Leverage Ratio less than 4.5 to 1.0?	Yes/No
Supplemental Schedule C Page 4